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                                                                 Exhibit (c)(24)


                 AMENDMENT NO. 1 TO THE SHAREHOLDER AGREEMENT


          THIS FIRST AMENDMENT ("Amendment No. 1"), dated as of January 20,
                                 ---------------
1999, amends that certain Shareholder Agreement (the "Shareholder Agreement"),
                                                      ---------------------
dated January 11, 1999, by and among Compaq Computer Corporation, a Delaware corporation (the "Parent"), and Pat Demicco (in his individual capacity, a
                  ------
"Shareholder").
------------

                                    RECITALS

          WHEREAS, Parent and Shareholder have agreed to amend the Shareholder Agreement as set forth below.

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          1.  Definitions.  Capitalized terms used and not otherwise defined in
              -----------
this Amendment No. 1 shall have the respective meanings assigned to such terms in the Shareholder Agreement.

          2.  Purchase and Sale of Shares.  Section 3 of the Shareholder
              ---------------------------
Agreement shall be deleted and replaced in its entirety as follows:

          "The Shareholder hereby agrees that it shall tender the Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and that such Shareholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired. Parent shall cause Purchaser to agree to purchase all the Shares so tendered at a price per Share equal to $18.25 per Share or any higher price that may be paid in the Offer; provided,
                                                                    --------
however, that Purchaser's obligation to accept for payment and pay for the
-------
Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex A thereto."

          3.  Annex I.  Annex I to the Shareholder Agreement which sets forth
              -------
the Shareholder's beneficial ownership of the shares of Common Stock and/or Options shall be deleted and replaced in its entirety by Annex I to this Amendment No. 1.
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     4.  Miscellaneous.
         -------------

          (a) The headings contained in this Amendment No. 1 are for reference purposes only and shall not effect in any way the meaning or interpretation of this Amendment No. 1.

          (b) This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

          (c) This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the principles of conflicts of laws thereof.

          (d) Except as specifically provided herein, the Shareholder Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment No. 1 and any provision of the Shareholder Agreement, the terms and provisions of this Amendment No. 1 shall govern and control.

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          IN WITNESS WHEREOF, Parent and Shareholder have caused this Amendment
No. 1 to the Shareholder Agreement be duly executed and delivered as of the date first written above.

                                      COMPAQ COMPUTER CORPORATION


                                      By:  /s/ Earl L. Mason
                                         ------------------------------
                                         Earl L. Mason
                                         Senior Vice President and
                                         Chief Financial Officer


                                      /s/ Pat Demicco
                                      ------------------------------
                                      Pat Demicco

                                    ANNEX I

                          Ownership of Common Stock,
                        Warrants or Options to Purchase
                                Common Stock by
                                  Pat Demicco
                         (in his individual capacity)



Common Stock    3,433
               ----------------------

Options         175,000
               ----------------------

Warrants        0
               ----------------------

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